POWER OF ATTORNEY KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jane E. Trust, Christopher Berarducci and Marc A. De Oliveira with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee of Franklin Lexington Private Markets Fund, any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission. All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument. This Power of Attorney shall be valid from the date hereof until revoked by me. IN WITNESS WHEREOF, I have executed this instrument as of the ___ day of May, 2024. _____________________________________________ Jane E. Trust Trustee/Director, Chief Executive Officer and President _____________________________________________ Robert D. Agdern Trustee/Director _____________________________________________ Carol L. Colman Trustee/Director _____________________________________________ Daniel P. Cronin Trustee/Director _____________________________________________ Paolo M. Cucchi Trustee/Director _____________________________________________ Eileen A. Kamerick Trustee/Director _____________________________________________ Nisha Kumar Trustee/Director LMP Closed End Funds Board Book - Tab 12 - Franklin Lexington Private Markets Fund: Organizational Matters 1975